                                                                     EXHIBIT 99

MHR HOLDINGS LLC

By: /s/ Janet Yeung
    -------------------------------
    Name: Janet Yeung
    Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

MHR FUND MANAGEMENT LLC

By: /s/ Janet Yeung
    -------------------------------
    Name: Janet Yeung
    Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019